Exhibit (j)
Consent of Independent Registered Public Accounting Firm
To the Board of Managers of
The Dow Target Variable Fund LLC:
We consent to the use of our report for The Dow Target Variable Fund LLC dated February 16, 2009, incorporated by reference herein, and to the reference to our firm under the headings “Financial Highlights of The Dow Target Variable Fund LLC” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information.
KPMG LLP
Columbus, Ohio
April 24, 2009